THIRD AMENDMENT TO THE

HORIZON FUNDS CUSTODY AGREEMENT

THIS AMENDMENT dated as of the last date on the signature block to the Custody Agreement, dated as of February 8, 2016 (the “Agreement”), is entered into by and between HORIZON FUNDS, a Delaware trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into Agreement; and

WHEREAS, the Trust desires to add funds to its series; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit B:

Horizon U.S. Risk Assist® Fund

Horizon Multi-Asset Income Fund

Horizon Sustainable Risk Assist® Fund

Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

hoRIZON FUNDS	U.S. BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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Amended Exhibit B to the Custody Agreement – Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Risk Assist® Fund

Horizon Active Income Fund

Horizon Defined Risk Fund

Horizon Dynamic Dividend Fund

Horizon U.S. Risk Assist® Fund

Horizon Multi-Asset Income Fund

Horizon Sustainable Risk Assist® Fund

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